GLENAYRE TECHNOLOGIES, INC. AND SUBSIDIARIES

                                                                      EXHIBIT 23

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Glenayre Technologies, Inc.'s Registration Statement Number 33-43797 on Form S-8 dated November 5, 1991, Registration Statement Number 33-68766 on Form S-8 dated September 14, 1993, Registration Statement Number 33-80464 on Form S-8 dated June 17, 1994, Registration Statement Number 33-88818 on Form S-4, dated March 24, 1995 (amended by Post-Effective Amendment Number 1 on Form S-8 dated March 25, 1996), Registration Statement Number 333-04635 on Form S-8 dated May 28, 1996 (amended by Post-Effective Amendment Number 1 on Form S-8 dated May 22, 1998), Registration Statement Number 333-15845 on Form S-4 dated November 8, 1996 (amended by Post-Effective Amendment Number 1 on Form S-8 dated January 30,
1997), Registration Statement Number 333-38169 on Form S-8 dated October 17, 1997, Registration Statement Number 333-39717 on Form S-8 dated November 7, 1997, Registration Statement Number 333-56375 on Form S-8 dated June 9, 1998, Registration Statement number 333-81161 on Form S-8 dated June 21, 1999 and Registration Statement number 333-81155 on Form S-8 dated June 21, 1999 of our report dated February 7, 2000, with respect to the Company's Consolidated Financial Statements and schedules of Glenayre Technologies, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1999.






                                                    ERNST & YOUNG LLP

Charlotte, North Carolina
March 14, 2000